                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission
      Only (as  permitted  by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12



                             MEDIS TECHNOLOGIES LTD.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)   Title of each class of securities to which transaction applies: __________
(2)   Aggregate number of securities to which transaction applies: _____________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      --------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction: _________________________
(5)   Total fee paid: __________________________________________________________

|_|   Fee paid previously with preliminary materials

|_|   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
                                   ---------------------------------------------
      2)    Form, Schedule or Registration Statement No.:
                                                         -----------------------
      3)    Filing Party:
                         -------------------------------------------------------
      4)    Date Filed:
                       ---------------------------------------------------------

                                   ----------
                        COPIES OF ALL COMMUNICATIONS TO:
                              Ira I. Roxland, Esq.
                              Stephen E. Fox, Esq.
                          Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                            New York, New York 10022
                                 (212) 768-6700

                             MEDIS TECHNOLOGIES LTD.

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 21, 2001

To the Stockholders of
      Medis Technologies Ltd.:

      The Annual Meeting of Stockholders of Medis Technologies Ltd., a Delaware corporation, will be held at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York, on Thursday, June 21, 2001 at 10:00 a.m., for the following purposes:

      1) To elect eight directors.

      2) To consider and vote upon a proposal to amend our 1999 Stock Option Plan to increase the number of shares of common stock available for option grants thereunder from 1,000,000 to 2,000,000.

      3) To transact such other business as may properly come before the annual meeting.

      All stockholders of record as of April 27, 2001 are entitled to vote at the annual meeting. Whether or not you plan to attend the annual meeting, please sign and date the enclosed proxy and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the annual meeting by giving written notice to such effect, by submitting a subsequently dated proxy or by attending the annual meeting and voting in person.

                                          Robert K. Lifton
                                          Secretary

New York, New York
May 18, 2001

                             MEDIS TECHNOLOGIES LTD.
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                                -----------------

                                 PROXY STATEMENT

                                -----------------



            QUESTIONS AND ANSWERS REGARDING THIS PROXY STATEMENT

      WHO IS SOLICITING MY PROXY? Our board of directors is soliciting your proxy. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specifically compensated for such services.

      WHEN WAS THE PROXY STATEMENT MAILED TO STOCKHOLDERS? This proxy statement was first mailed to stockholders on or about May 23, 2001.

      WHO MAY ATTEND THE ANNUAL MEETING? All stockholders on April 27, 2001 may attend. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement and we will permit you to attend the annual meeting.

      WHO IS PAYING FOR THE SOLICITATION OF PROXIES? We will pay all expenses of preparing and soliciting proxies. We have also arranged for reimbursement, at the rate suggested by The Nasdaq Stock Market, Inc., of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

      HOW WILL MY SHARES BE VOTED? All properly completed and unrevoked proxies which are received prior to the close of voting at the annual meeting will be voted in accordance with the instructions made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted (i) FOR the election of all director nominees described in this proxy statement, (ii) FOR approval of the proposal to increase the number of shares available for option grants under our 1999 Stock Option Plan and (iii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the annual meeting.

      WHO MAY VOTE AT THE ANNUAL MEETING? If you are a holder of common stock on April 27, 2001, you will have one vote for each share of common stock that you hold on each matter that is presented for action at the annual meeting. If you have common stock that is registered in the name of a broker, your broker will forward your proxy materials and will vote your shares as you indicate. You may receive more than one proxy card if your shares are registered in different names or are held in more than one account.

      HOW DO I VOTE? Sign and date each proxy card you receive and return it in the prepaid envelope. Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker. Any stockholder may revoke his proxy, whether he or she votes by mail or the Internet, at any time before the annual meeting by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy or by attending the annual meeting and voting in person.

      IS MY VOTE CONFIDENTIAL? Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer agent to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

      WHAT IS THE RECORD DATE AND WHAT CONSTITUTES A QUORUM? Your board of directors has selected the close of business on April 27, 2001 as the record date for determining the stockholders of record who are entitled to vote at the annual meeting. This means that all stockholders of record at the close of business on April 27, 2001 may vote their shares of common stock at the annual meeting. On the record date, 16,830,991 shares of common stock were issued and outstanding. The presence at the annual meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the annual meeting to vote in person, your shares of common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions, and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the annual meeting may be adjourned.

      WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING DUE? All stockholder proposals to be considered at our 2002 Annual Meeting of Stockholders must be received by us at our offices in New York, New York by January 18, 2002 for inclusion in our proxy statement and form of proxy relating to such annual meeting.

                              ELECTION OF DIRECTORS

      At the annual meeting, you will elect eight individuals to our board of directors. Each director will hold office until the next annual meeting and until his respective successor is elected and qualified. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, we will vote your proxy for the remainder of those nominated for director (except as otherwise indicated in your proxy) and for any replacement nominee designated by our board of directors.

INFORMATION CONCERNING NOMINEES

      The following table sets forth each nominee, his age and his positions and offices presently held with us.

              Name                  Age                 Position
              ----                  ---                 --------
Robert K. Lifton.................    73    Chairman of the Board, Chief
                                           Executive Officer and Secretary
Howard Weingrow..................    78    President, Treasurer and Director
Jacob S. Weiss...................    48    Senior Vice President-Business
                                           Development and Director
Amos Eiran.......................    64    Director
Zeev Nahmoni.....................    60    Director
Jacob E. Goldman.................    82    Director
Seymour Heinberg.................    80    Director
Shmuel Peretz....................    61    Director

      ROBERT K. LIFTON has been our chairman of the board, chief executive officer and secretary since our inception in 1992 and chairman of the board of Medis El since October 1993. Prior to that, Mr. Lifton was a director of Medis El since its inception in July 1992. He is also engaged in managing his own investments through the Stanoff Corporation, of which he is a major shareholder and a principal, and other investment vehicles. Mr. Lifton is a director and member of the executive committee of Bank Leumi USA, a director of Leumi Investment Services, Inc., the co-chairman of the U.S.-Middle East Project of the Council on Foreign Relations, chair of the Public Health Research Institute and serves on the boards of numerous philanthropic organizations. He also is an officer and director of a number of privately held companies. From 1988 to 1994, he was president of the American Jewish Congress and is the founding chairman and chairman emeritus of the Israel Policy Forum. He is presently chairman of The Public Health Research Institute. In 1983, he was a founder of Preferred Health Care Ltd. and served as its president. In 1961, he co-founded with Mr. Weingrow the Transcontinental Investing Corporation, serving as its president until 1968, when it was listed on the New York Stock Exchange, and then chairman of the board until its merger in 1972. Mr. Lifton was an associate attorney with the law firm of Kaye, Scholer, Fierman, Hays and Handler in 1955 and 1956, after receiving a law degree from Yale Law School and being admitted to the New York Bar, and has taught at Yale and Columbia law schools. Mr. Lifton has written extensively on business and political matters.

      HOWARD WEINGROW has been our president, treasurer and one of our directors since our inception in 1992 and a director and vice president of Medis El since its inception. Mr. Weingrow is also engaged in managing his own investments through the Stanoff Corporation, of which he is a major shareholder and a principal, and other investment vehicles. Mr. Weingrow is a trustee of the Children's Medical Fund and the North Shore-Long Island Jewish Health System. He is also a trustee of the James S. Brady Presidential Foundation and the Nassau County Museum of Art. Mr. Weingrow is the founder of the Weingrow Family Children's Research Laboratory of Long Island Jewish Hospital and the Weingrow Collection of Avant Garde Art and Literature at Hofstra University. He was chairman and a director of Mercury Paging & Communications, Inc. from 1995 until its sale in 1997. In 1961, he co-founded with Mr. Lifton the Transcontinental Investing Corporation, serving as its executive vice president until 1968 and then president until its merger in 1972. Mr. Weingrow served as treasurer of the Democratic National Committee in 1971 and 1972.

      JACOB S. WEISS has been our senior vice president-business development since August 2000, one of our directors since December 1997 and one of Medis El's directors since October 1993. He was also engaged by us in a consulting capacity from November 1999 through August 2000. Mr. Weiss served as the corporate vice president and general counsel to Israel Aircraft, from 1996 to 2000. Prior to that, he was deputy general counsel-international division of Israel Aircraft. Mr. Weiss is also the chief executive officer of ImageSat International, a company established by Israel Aircraft to commercialize its remote sensing satellite technology.

      AMOS EIRAN has been one of our directors since December 1997 and one of Medis El's directors since its inception. Mr. Eiran serves as chairman of the Industrial Cooperation Authority, the agency in charge of the buy back and offset program of the State of Israel, for at least the past 5 years. Mr. Eiran also serves as director for Clal Insurance Group, an Israeli insurance company, Clal Electronics Pension Fund and serves as chairman of ATUDOT, an Israeli insurance company. Previously, Mr. Eiran was director general of the Prime Minister's office during Yitzhak Rabin's first term as Prime Minister and director general and chairman of Mivtahim, the largest pension fund in Israel.

      ZEEV NAHMONI has been one of our directors since December 1997 and one of Medis El's directors from August 1994 to March 1996 and from October 1996 to present. Mr. Nahmoni is the vice president and general manager of the Electronics Group of Israel Aircraft since 1997 and the Deputy General Manager of the Electronics Group of Israel Aircraft from 1995 to 1997. Prior to that, he was the general manager of the Tamam Division of the Electronics Group of Israel Aircraft from 1992 to 1995. Mr. Nahmoni is also a director of ImageSat International.

      JACOB E. GOLDMAN has been one of our directors since September 2000. Dr. Goldman is chairman of the board and a consultant to Umbanet, Inc., a company developing software for securing e-mail messages, since April 2000. From 1996 to 1999, he was a consultant to Oxbridge Inc., an investment banking firm. From 1977 to the present, Dr. Goldman has served on the board of directors and as a member of the executive committee of Bank Leumi USA. From 1983 to 1994, he founded and served as chairman and chief executive officer of Softstrip, Inc. From 1968 to 1983 he served as senior vice president and chief technical officer of Xerox Corporation where he founded and presided over its Palo Alto Research Center (PARC). Between 1955 and 1968 he served as Director of Ford Motor Company's scientific research laboratory. Dr. Goldman has served on Boards of various corporations and institutions including Xerox, GAF, Inc., General Instrument Corporation, Lex Services PLC, Peerlogic Inc. and United Brands and was president of the American Technion Society. He received his Ph.D. in physics from the University of Pennsylvania.

      SEYMOUR HEINBERG has been one of our directors since September 2000. Mr. Heinberg was the founder in 1973 and principal of the accounting firm of Seymour Heinberg, CPA, P.C. until 1992, when that firm merged with Edward I. Isaacs & Co. LLP, where he was a retired partner until October 2000 when it merged with RSM McLadrey, Inc. Mr. Heinberg started his career at the public accounting firm Escoe and Heinberg, where he served as a general partner form 1951 to 1973. In 1998 he received the first Special Recognition Award from the Foundation for Accounting Education of the New York State Society of CPAs for his 50 years of outstanding committee service and tax lectures.

      SHMUEL PERETZ has been one of our directors since December 1997 and one of Medis El's directors since its inception. Mr. Peretz is currently the president of Israel Aircraft Europe and has served in such capacity since 1997. From 1988 to 1996, he was the corporate vice president-finance of Israel Aircraft. Mr. Peretz serves as a director of the Israeli corporations Elta Ltd. and Magel, Ltd.

      Messrs. Lifton, Weingrow, Eiran, Weiss and Nahmoni are directors of Medis Inc. and, with Mr. Peretz, directors of CDS Distributor, Inc., our wholly owned subsidiaries. Messrs. Lifton, Weingrow and Weiss are also directors of More Energy, with Messrs. Lifton and Weingrow each entitled to two votes for all matters coming before the board of directors.

IDENTIFICATION OF EXECUTIVE OFFICERS

              Name                  Age                 Position
              ----                  ---                 --------
Zvi Rehavi.......................    66    Executive Vice President
Israel Fisher....................    53    Vice President-Finance

      ZVI REHAVI has been our executive vice president since June 2000 and the executive vice president and general manager of Medis El since its inception. Mr. Rehavi is also executive vice president of More Energy. From 1989 to 1991, he was manager of development and production of Patriot Missile Sensors, a joint venture of Israel Aircraft and Martin Marietta. From 1984 to 1989, he was Israel Aircraft's director of sensors and electro mechanical components. From 1966 to1974, he was manager, inertial components laboratory at Israel Aircraft. From1958 to 1966, he served with the Technical Office of the Ministry of Defense of Israel. He has a Master of Engineering Science from the University of Pennsylvania. He was a Ph.D. candidate in Applied Physics at Hebrew University, Jerusalem, and an MBA candidate at the Wharton School.

      ISRAEL FISHER has been our vice president-finance since June 2000 and the vice president-finance and secretary of Medis El since its inception. Mr. Fisher is also vice president-finance of More Energy. From 1990 to 1992, he served as the deputy manager of Israel Aircraft for financial planning and credit management. From 1987 to 1990, he served as the deputy finance manager of the Tamam Plant of the Electronics Division of Israel Aircraft. He has a MBA from the University of Tel Aviv and two BA degrees from Bar-Ilan University: one in accounting and the other in Economics and Business Administration.

BOARD RECOMMENDATION

      You may vote for or abstain from voting on this matter. Assuming a quorum is present, we need the affirmative vote of the holders of a majority of the shares of common stock present at the annual meeting (in person or by proxy) and entitled to vote for the election of directors. If you withhold your vote from one or more directors, it will have the effect of a vote against the director or directors that you indicate.

      Your board of directors unanimously recommends that you vote FOR all of the nominees listed above.

                PROPOSED AMENDMENT TO THE 1999 STOCK OPTION PLAN

      The 1999 Stock Option Plan was amended by the board on October 11, 2000 to increase the number of shares of common stock available for option grants thereunder under the plan from 1,000,000 to 2,000,000, subject to the approval of our stockholders. We believe that we have been successful in the past in attracting and retaining qualified employees, officers and directors in part because of our ability to offer such persons options to purchase common stock and the increase is necessary for us to continue to attract and retain qualified employees, officers and directors.

      The 1999 Plan provides for its administration by the board or by a stock option committee appointed by the board. The board or the committee, as appropriate, has discretionary authority, subject to certain restrictions, to determine the individuals to whom and the times at which options will be granted and the number of shares subject to such options. The board or the committee may interpret the provisions of the 1999 Plan and may prescribe, amend and rescind rules and regulations relating thereto.

      The purchase price of shares of common stock subject to an incentive stock option within the meaning of Section 422 of the Internal Revenue Code under the 1999 Plan may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an optionee who also owns 10% or more of our stock, the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted. Further, the aggregate fair market value determined as of the date of the option grant) of shares of common stock with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000. The option price of non-qualified options granted under the 1999 Plan is determined by the board or the committee, as appropriate, in its absolute discretion at the time of grant, but shall in no event be less than the minimum legal consideration required.

      The 1999 Plan is open to participation by employees, including our officers or any of our subsidiaries, as well as by our and our subsidiaries' non-employee directors or consultants. At the record date, there were approximately 33 of our employees (including 5 officers) as well as approximately 19 non-employee directors and consultants eligible to participate in the 1999 Plan.

      Assuming approval of the proposed amendment to the 1999 Plan and after giving effect to such amendment, there would, as of May 15, 2001, be reserved under the 1999 Plan 1,395,500 shares of common stock subject to outstanding but unexercised options and 563,400 shares available for grant.

      The following table sets forth the options which have been allocated by the Board of Directors if the increase in the number of shares of common stock available under the 1999 Plan is approved by the stockholders of the Company. Certain of such options are also included in the tables set forth under "Executive Compensation."


                                          NUMBER    DOLLAR VALUE   DOLLAR VALUE
                                             OF    AS OF DECEMBER   AS OF MARCH
           NAME AND POSITION              OPTIONS    31, 2000(1)    31, 2001(2)
           -----------------              -------    -----------    -----------

Robert K. Lifton......................   200,000      $550,000      $1,275,000
     Chief Executive Officer
Zvi Rehavi............................   100,000      $275,000        $637,500
     Executive Vice President
Israel Fisher.........................      --            --              --
     Vice President-Finance
Executive Group (3)...................    95,500      $262,625        $608,813
Non-Executive Director Group..........      --            --              --
Non-Executive Officer Employee Group..      --            --              --
                                                   (NOTES ON FOLLOWING PAGE)

(1) Based on a $16.250 market price of our common stock at December 31, 2000 less the exercise prices of the respective options.

(2) Based on a $19.875 market price of our common stock at March 31, 2001 less the exercise prices of the respective options.

(3)   Executive officers who are not named in the above table.

      See "Executive Compensation" for further information relating to the compensation of the named executive officers.

BOARD RECOMMENDATION

      You may vote for, vote against, or abstain from voting on this matter. Assuming a quorum is present, we need the affirmative vote of the holders of a majority of the shares of common stock present at the annual meeting (in person or by proxy) and entitled to vote in order to pass the proposal.

      Your board of directors unanimously recommends that you vote FOR this proposal.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth information with respect to compensation earned by Robert K. Lifton, our chief executive officer, and Zvi Rehavi and Israel Fisher, our only other executive officers who earned in excess of $100,000, for the year ended December 31, 2000.


                                                                                                   LONG-TERM
                                                        ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                               --------------------------------------     -------------------------
                                                                             OTHER        RESTRICTED     SECURITIES
                                                                            ANNUAL           STOCK        UNDERLYING
NAME AND PRINCIPAL POSITION         YEAR       SALARY        BONUS       COMPENSATION      AWARD(S)        OPTIONS
---------------------------         ----       ------        -----       ------------      --------        -------
Robert K. Lifton
   Chief Executive Officer.....     2000            --            --       $183,000(1)       --            300,000
Zvi Rehavi
   Executive Vice President....     2000      $198,000       $87,000       $113,000(2)       --            100,000
Israel Fisher
   Vice President-Finance......     2000      $134,000       $12,000        $32,000(3)       --             15,000

----------

(1)   Mr. Lifton is paid as an independent consultant for his services.
(2) Includes a monthly apartment allowance aggregating $44,000, a $30,000 payment for an educational fund and a contribution of $19,700 to a key person life insurance policy whereby upon termination of employment, Mr. Rehavi shall receive a lump sum distribution based upon the number of years of premium payout. Medis El is the death beneficiary of such policy.
(3) Includes a contribution of $23,000 by Medis El to an insurance pension fund.

      We have employment agreements with Zvi Rehavi and Israel Fisher. Mr. Rehavi's agreement is for a two year term expiring on September 30, 2002 and Mr. Fisher's agreement is for a one year term expiring on March 23, 2002 with automatic one year renewal terms commencing on the expiration of such term. Each of the agreements, in addition to salary, stock options and fringe benefits, provides for 6 months salary upon notification of resignation or dismissal and upon a change of ownership of Medis El with subsequent dismissal by the new owners.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information with respect to options grants issued by us in the fiscal year ended December 31, 2000.


                    NUMBER OF      PERCENT OF
                   SECURITIES     TOTAL OPTION
                   UNDERLYING      GRANTED TO
                 OPTION GRANTED   EMPLOYEES IN   EXERCISE PRICE
Name                   (1)         FISCAL YEAR      PER SHARE    EXPIRATION DATE
----                   ---         -----------      ---------    ---------------
Robert K. Lifton   100,000             10.1          $16.42       June 15, 2002
                   200,000             20.1          $13.50       December 22, 2004
Zvi Rehavi         100,000             10.1          $13.50       December 22, 2004
Israel Fisher       15,000              1.5           $5.00       February 21, 2004

-----------
(1) Options to purchase ordinary shares of Medis El held by the named executive officers were exchanged or we expect to exchange shortly for options to purchase shares of our commons stock in the following aggregate amounts: Robert K. Lifton - 89,100; Zvi Rehavi - 109,600; and Israel Fisher - 13,700. The exercise prices of these options were adjusted for the terms of the Medis El exchange offer. The expiration date and other terms did not change.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

      The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 2000 and the fiscal year-end value of unexercised options.


                                                           NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                           SHARES                     UNDERLYING UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT FISCAL
                         ACQUIRED ON       VALUE            AT FISCAL YEAR-END                     YEAR-END
Name                      EXERCISE       REALIZED        EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
----                      --------       --------        -----------   -------------      -----------   -------------
Robert K. Lifton            20,550       $353,756          68,550         400,000            753,675     1,882,000
Zvi Rehavi(1)                   --             --               0         300,000                  0     2,939,000
Israel Fisher(2)                --             --               0          15,000                  0       168,750

----------
(1) Mr. Rehavi exercised options to purchase an aggregate of 45,000 ordinary shares of Medis El in January and February 2000. The value realized was approximately $763,450. Does not include options to purchase an aggregate of 80,000 ordinary shares of Medis El granted to Mr. Rehavi prior to the Medis El exchange offer that will be substituted for options to purchase 109,600 shares of our common stock if such substitution is approved by the Israeli tax authorities. Assuming such approval, the value realized of such options as of December 31, 2000 would be $1,241,000.
(2) Mr. Fisher exercised options to purchase an aggregate of 9,500 ordinary shares of Medis El in January 2000. The value realized was approximately $41,750. Does not include options to purchase an aggregate of 10,000 ordinary shares of Medis El granted to Mr. Fisher prior to the Medis El exchange offer that will be substituted for options to purchase 13,700 shares of our common stock if such substitution is approved by the Israeli tax authorities. Assuming such approval, the value realized of such options as of December 31, 2000 would be $150,625.

THE BOARD OF DIRECTORS--COMPOSITION AND COMPENSATION

      Our business is managed under the direction of our board of directors. The board consists of a single class of directors who are elected for a term of one year, such term beginning and ending at each annual meeting of stockholders.

      During the fiscal year ended December 31, 2000, our board held one meeting, which all of our directors attended, and took action by written consent on 22 occasions.

      We do not have a stock option committee charged to review and implement appropriate action with respect to matters pertaining to stock options granted under our stock option plan nor do we have a compensation committee charged with reviewing and recommending to the board compensation programs for our officers. These functions are performed by the board as a whole. Information with respect to our audit committee is found under the caption "Report of Audit Committee" elsewhere in this proxy statement.

      Directors receive reimbursement for travel, lodging and a flat per diem of $85.00 for each board or committee meeting attended, whether in the United States or Israel. Directors also receive stock options as fixed by the board of directors upon becoming a director and each year thereafter, at the discretion of the board.

                           REPORT OF AUDIT COMMITTEE

      The audit committee was formed and its charter was approved by the full board on June 1, 2000. The complete text of the charter, which reflects standards enunciated in new SEC regulations and Nasdaq rules, is attached as appendix I to this proxy statement.

      The responsibilities of the audit committee include:

      o reviewing and recommending to our board the appointment of independent accountants;

      o     reviewing the scope of our internal and external audits;

      o     ensuring the independence of our independent accountants;

      o     reviewing the adequacy of our internal accounting controls; and

      o discussing with management and our independent accountants our draft annual and quarterly financial statements and key accounting and reporting matters.

      The committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee's charter. To carry out its responsibilities, the committee met two times during the fiscal year 2001 with respect to the Company's audited financial statements for the fiscal year 2000.

      In overseeing the preparation of the Company's financial statements, the committee met with both the Company's management and its outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. The Company's management advised the committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the committee discussed the statements with both management and outside auditors. The committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      With respect to our outside auditors, the committee, among other things, discussed with Arthur Andersen LLP matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

      On the basis of these reviews and discussions, the committee recommended to the Company's board that it approve the inclusion of our audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

                                    THE AUDIT COMMITTEE

                                    Seymour Heinberg, Chairman
                                    Jacob E. Goldman
                                    Amos Eiran

                              CERTAIN RELATIONSHIPS

      In February 2000, we purchased from Medis El in a private placement 107,759 of its ordinary shares, representing approximately 1.0% of its then outstanding shares, for an aggregate of $2,500,000.

      In June 2000, Israel Aircraft exercised warrants to purchase 50,000 shares of our common stock at an average exercise price of approximately $5.38 per share, or aggregate cash consideration of approximately $269,000. As an incentive to exercise, Israel Aircraft received 25,000 new warrants that are exercisable at $16.42 per share until June 15, 2002.

      In June 2000, Robert K. Lifton exercised warrants to purchase 60,000 shares of our common stock at an exercise price of $5.00 per share, or aggregate cash consideration of approximately $300,000. As an incentive to exercise, Mr. Lifton received 30,000 new warrants that are exercisable at $16.42 per share until June 15, 2002.

      In June 2000, Howard Weingrow exercised warrants to purchase 60,000 shares of our common stock at an exercise price of $5.00 per share, or aggregate cash consideration of approximately $300,000. As an incentive to exercise, Mr. Weingrow received 30,000 new warrants that are exercisable at $16.42 per share until June 15, 2002.

      In June 2000, CVF, LLC exercised warrants to purchase 304,167 shares of our common stock at an average exercise price of approximately $5.15 per share, or aggregate cash consideration of approximately $1,568,000. As an incentive to exercise, CVF received 152,084 new warrants that are exercisable at $16.42 per share until June 15, 2002.

      On April 24, 2000, we commenced an exchange offer for the approximately 36% of Medis El we did not already beneficially own, offering 1.37 of our shares of common stock for each ordinary share tendered. At the expiration of the offer on June 5, 2000, shareholders of Medis El tendered an aggregate of 3,643,241 ordinary shares, giving us beneficial ownership of approximately 98% of Medis El's outstanding ordinary shares. The remaining 182,669 shares passed to us under operation of Israeli law upon the expiration of the exchange offer.

      On December 29, 2000, we entered into a $5 million revolving credit line loan agreement with Fleet National Bank which terminates on December 28, 2002. Under the loan agreement, the outstanding balances bear interest based on either the LIBOR or Prime Rate. Furthermore, any outstanding balance would be collateralized by all cash and other assets on deposit with the bank at any time and an assignment of certain leases owned by a partnership in which Robert K. Lifton and Howard Weingrow are partners. Messrs. Lifton and Weingrow each personally guaranteed any principal and interest on and all other sums payable with respect to our obligations or liabilities to Fleet under the loan agreement.

      We pay rent of approximately $72,000 per year for the use of office space in premises occupied by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding ownership of our common stock as of December 31, 2000 by:

      o     each beneficial owner of five percent or more of our common stock;

      o     each of our directors;

      o each of our executive officers named in the summary compensation table elsewhere in this proxy statement; and

      o     all of our directors and executive officers as a group.


      Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person, but not those held by any other person, and which are exercisable within such 60 day period, have been exercised. Unless otherwise noted, the address of each holder of five percent or more of our common stock is our corporate address.


                                                   NUMBER OF SHARES
                                                   OF COMMON STOCK     OWNERSHIP
NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED  PERCENTAGE
------------------------------------              ------------------  ----------

Israel Aircraft Industries Ltd. (1)..                5,528,957            32.9
Robert K. Lifton (2).................                1,897,495            11.0
Howard Weingrow (3)..................                1,713,027            10.0
CVF, LLC (4).........................                1,346,252             8.0
Zvi Rehavi (5).......................                       --            --
Israel Fisher (6)....................                       --            --
Jacob S. Weiss.......................                       --            --
Amos Eiran...........................                       --            --
Zeev Nahmoni.........................                       --            --
Jacob E. Goldman.....................                       --            --
Seymour Heinberg.....................                       --            --
All directors and executive
  officers as a group (10
  persons) (5)(6)(7).................                3,045,481            17.6%

-----------
* Less than 1%
(1) Includes 25,000 shares of our common stock underlying warrants held by Israel Aircraft. Voting control of Israel Aircraft is held by the State of Israel. Israel Aircraft's address is Ben Gurion International Airport, Tel Aviv 70100, Israel.
(2) Includes 152,865 shares of our common stock underlying warrants held by Mr. Lifton and an aggregate of 569,836 shares of our common stock and common stock underlying warrants held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Also includes options to acquire 68,550 shares of our common stock which are currently exercisable. Does not include an aggregate of 338,000 shares of our common stock held in trust for relatives of Mr. Weingrow of which Mr. Lifton is a trustee.

(3) Includes 123,698 shares of our common stock underlying warrants held by Mr. Weingrow and an aggregate of 569,836 shares of our common stock and common stock underlying warrants held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow.

(4) Includes 152,084 shares of our common stock underlying warrants held by CVF, LLC. CVF is controlled by Lester Crown, a member of our advisory board, and Charles Goodman, as well as other members of the Crown family who have interests in, or individually are officers or directors of, numerous publicly and privately held companies, including energy concerns. CVF's address is 222 North LaSalle Street, Chicago, IL 60601.

(5) Does not include the expected exchange of options to purchase 109,600 shares of our common stock for options to purchase 80,000 ordinary shares of Medis El granted to Mr. Rehavi prior to the Medis El exchange offer. Counting such shares underlying Medis Technologies options, Mr. Rehavi would own less than 1% of our common stock.

(6) Does not include the expected exchange of options to purchase 13,700 shares of our common stock for options to purchase 10,000 ordinary shares of Medis El granted to Mr. Fisher prior to the Medis El exchange offer. Counting such shares underlying Medis Technologies options, Mr. Fisher would own less than 1% of our common stock.

(7) Includes our directors and executive officers and a corporation beneficially owned by some of our officers and directors.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2000 such reporting persons complied with the filing requirements of Section 16(a) except that Messrs. Zvi Rehavi, Israel Fisher, Jacob E. Goldman and Seymour Heinberg were not timely in the filing of their respective Initial Statements of Beneficial Ownership of Securities and the following were not timely in the filing of monthly reports:


             NAME                  NUMBER OF REPORTS       NUMBER OF TRANSACTIONS
             ----                  -----------------       ----------------------
       Robert K. Lifton                    3                        10
       Howard Weingrow                     3                         9
       Zvi Rehavi                          1                         1
       Jacob Weiss                         1                         1
       Zeev Nahmoni                        1                         1
       Israel         Aircraft             1                         6
       Industries Ltd.
       CVF, LLC                            1                         5


                              INDEPENDENT AUDITORS

      Arthur Andersen LLP has served as our independent auditors since October 4, 2000 and performed the audit of our financial statements for 2000. Arthur Andersen has been engaged to perform the audit of our financial statements for 2001. We expect representatives of Arthur Andersen to attend the annual meeting.

      The report of Arthur Andersen on our audited consolidated financial statements at December 31, 2000 and for the year then ended, and the report of Grant Thornton LLP on our audited consolidated financial statements at December 31, 1999 and for each of the two years then ended, included in our 2000 Annual Report on Form 10-K, contained no adverse opinion or disclaimer of opinion and are not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for 1998 and 1999 and through October 4, 2000, the date of our change of independent accountants, there were no disagreements with Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton would have caused it to make reference to such disagreements in its report on the financial statements for such years.

      The following table sets forth the aggregate fees incurred by us for the fiscal year ended December 31, 2000 to our principal auditing firm:

Annual Audit Fees................................................    $140,000(1)
Financial Information Systems Design and Implementation Fees.....        --
All Other Fees...................................................     100,000
                                                                     ----------
Total............................................................    $240,000(1)
                                                                     ==========
-----------
(1) Includes $48,000 in fees paid to Arthur Andersen, LLP and an aggregate of approximately $92,000 in fees paid to Grant Thornton LLP and its Israeli affiliate.

                                                                      APPENDIX I

                             MEDIS TECHNOLOGIES LTD.

                             AUDIT COMMITTEE CHARTER

A.    GENERAL.

      There shall be an audit committee (the "Committee"), consisting of at least three members of the Board of Directors (the "Board") of Medis Technologies Ltd. (the "Company"). The members of the Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc. The Committee will assist the Board in fulfilling its fiduciary responsibilities to the shareholders with respect to matters relating to the Company's accounting, reporting, audit, and internal control practices. The Committee will maintain effective working relationships with and a direct line of communication between the Board, the Company's management and the Company's independent auditors and internal financial staff to provide for an exchange of views and information.

B.    GENERAL RESPONSIBILITIES OF THE COMMITTEE.

      The Committee shall:

1. Maintain open communications with the Company's internal auditors, independent auditors, management and the Board.

2. Report Committee actions to the full Board and make appropriate recommendations.

3. In its discretion, conduct or authorize investigations into matters within its scope of responsibility and, if the Committee deems appropriate, retain independent counsel, accountants or other experts to assist in the conduct of any such investigations.

4. Meet at least once each year or more frequently as circumstances require. The Chair of the Committee should develop, in consultation with the Company's management when appropriate, the Committee agenda. The Committee may ask members of management or others to attend meetings and may request any information it deems relevant from management.

5. Require the independent auditors to review the financial information included in the Company's interim financial statements before the Company files its Quarterly Reports on Form 10-Q with the Securities and Exchange Commission.

6. Review with management and the independent auditors any significant matters identified as a result of the independent auditors' interim review procedures prior to the filing of each of the Company's Quarterly Reports on Form 10-Q or as soon thereafter as possible.

7. Recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

C.    RESPONSIBILITIES REGARDING THE ENGAGEMENT OF THE INDEPENDENT AUDITORS.

      The Committee shall:

1. Review and recommend to the Board, the independent auditors to be selected to audit the annual financial statements and review the quarterly financial statements of the Company, and to review their fees for such services.

2. Ensure the independent auditors deliver to the Committee annually a formal written statement delineating all relationships between the independent auditors and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1; discuss with the independent auditors any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company's independent auditors; and recommend that the Board take appropriate action in response to this statement to satisfy itself of the independent auditors' independence.

3. Discuss with the independent auditors the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, as the same may be modified or supplemented, and make such recommendations as it may deem appropriate with respect thereto.

D. RESPONSIBILITIES FOR REVIEWING INTERNAL AUDITS, THE ANNUAL EXTERNAL AUDIT AND THE REVIEW OF FINANCIAL STATEMENTS.

      The Committee shall:

1.    Review with management and the independent auditors:

      (a)   The scope of the internal and external audits;

      (b)   The Company's internal accounting controls; and

      (c) Any significant findings and recommendations made by the independent auditors or internal audit.

2. After the completion of the annual audit examination, review and discuss with management and the independent auditors:

      (a)   The Company's annual financial statements and related footnotes;

      (b) The independent auditors' audit of and report on the financial statements.

      (c) The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosure and underlying estimates.

      (d) Any other matters about the audit procedures or findings that Generally Accepted Accounting Standards require the auditors to discuss with the Committee.

3.    Review with management:

      (a) Any changes to the planned scope of the internal audit plan that the Committee thinks advisable.

      (b)   The internal audit department's budget and staffing.

                             MEDIS TECHNOLOGIES LTD.

                       2001 ANNUAL MEETING OF STOCKHOLDERS

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert K. Lifton and Howard Weingrow as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to vote all shares of common stock of Medis Technologies Ltd. (the "Company") held of record by the undersigned at the 2001 Annual Meeting of Stockholders, to be held at the Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York, on Thursday, June 21, 2001 at 10:00 a.m., or any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE

                 (Continued and to be Completed on Reverse Side)

[X]   Please mark
      your votes as
      indicated in
      this example


1.    Election of Directors   The nominees for the Board of Directors are:
                              Robert K. Lifton, Howard Weingrow, Jacob S.
                              Weiss, Amos Eiran, Zeev Nahmoni, Jacob E.
                              Goldman, Seymour Heinberg and Shmuel Peretz.

      FOR All Nominees              WITHHELD From All Nominees
      [   ]                         [   ]


(To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

Exceptions:_______________________________________________


2. To amend the Company's 1999 Stock Option Plan to increase the number of shares of common stock available for option grants thereunder to 2,000,000.

      FOR         AGAINST           ABSTAIN
      [   ]       [   ]             [   ]


3. To transact such other business as may properly come before the meeting.


      Yes, I plan to attend the 2001 Annual Stockholders Meeting     [   ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:_____________________________, 2001


-----------------------------------------
      Signature


-----------------------------------------
      Signature

PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.